UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 20, 2016

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

DELAWARE	000-23125	33-0238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE

HAWTHORNE, CA 90250

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 20, 2016, we entered into a Fifth Amendment to Credit Agreement (the “Amendment”) amending the Credit Agreement dated as of October 15, 2010 by and among us, as borrower, our domestic subsidiaries party thereto, as guarantors, and Wells Fargo Bank, N.A., as administrative agent for several lending banks and other financial institutions (as amended, supplemented or otherwise modified, the “Credit Agreement”). Wells Fargo Securities, LLC (“WFS”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (formerly known as Banc of America Securities LLC) (“MLPFS”) acted as joint lead arrangers for the Amendment, and WFS, MLPFS, and JPMorgan Chase Bank, N.A. acted as joint bookrunners.

The Amendment (a) increases the aggregate committed amount available to us under our revolving loan facility from $450 million to $525 million; (b) extends the term of the credit facility until December 20, 2021 with a 90 day springing maturity under certain circumstances; (c) increases the aggregate amount of additional indebtedness we may incur under the revolving loan facility from $200 million to the greater of (i) $250 million or (ii) such amount as would not cause our consolidated secured net leverage ratio (which is defined in the Credit Agreement to net all unrestricted cash and cash equivalents held by us and our domestic subsidiaries and 65% of the cash and cash equivalents held by our foreign subsidiaries) to exceed 2.0 to 1.0; (d) improves our pricing by modifying the pricing grid such that our pricing is based upon our consolidated net leverage ratio rather than our consolidated gross leverage ratio; (e) reduces the commitment fee percentage we pay on average daily unused amounts under the revolving credit facility; (f) increases our maximum consolidated leverage ratio from 3.25 to 1.0 on a consolidated gross leverage basis to 4.0 to 1.0 on a consolidated net leverage basis (with a step up to 4.5 to 1.0 for the four fiscal quarters following a material permitted acquisition) and includes a maximum consolidated secured net leverage ratio of 3.75 to 1.0; and (g) decreases the aggregate committed amount available to us under our letter of credit subfacility from $375 million to $300 million.

In addition, certain other covenants and provisions under the Credit Agreement were amended to provide us with greater financial and operational flexibility.

The foregoing description of the Amendment is qualified in its entirety by reference to the full and complete terms of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1                        Fifth Amendment to Credit Agreement dated December 20, 2016 between Wells Fargo Bank, N.A. and OSI Systems, Inc.

99.1                        Press Release of OSI Systems, Inc. dated December 21, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.
Date: December 21, 2016

	By:	/s/ Alan Edrick
Alan Edrick
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fifth Amendment to Credit Agreement dated December 20, 2016 between Wells Fargo Bank, N.A. and OSI Systems, Inc.

99.1	Press Release of OSI Systems, Inc. dated December 21, 2016